Exhibit 99.1

Apellis Announces Agreements to Exchange Approximately $75.6 Million in Principal Amount of Its 3.500% Convertible Senior Notes Due 2026 for Common Stock

July 27, 2022

WALTHAM, Mass., July 27, 2022 (GLOBE NEWSWIRE) — Apellis Pharmaceuticals, Inc. (Nasdaq:APLS), a global biopharmaceutical company and leader in complement, today announced that it has entered into separate, privately negotiated exchange agreements with certain holders of its 3.500% Convertible Senior Notes due 2026 (the “Notes”). Under the terms of these exchange agreements, (i) certain holders have agreed to exchange with Apellis approximately $65.9 million in aggregate principal amount of Notes held by them for an aggregate of 2,036,886 shares of Apellis’ common stock and (ii) certain other holders have agreed to exchange with Apellis approximately $9.7 million in aggregate principal amount of Notes held by them for (a) 195,809 shares of Apellis’ common stock, which is equal to 20.2724 shares per $1,000 principal amount of Notes exchanged plus (b) an additional number of shares of Apellis’ common stock per $1,000 principal amount of Notes exchanged equal to the quotient of (x) $591.62 divided by (y) the average of the daily volume-weighted average prices of Apellis’ common stock over the two consecutive trading days commencing on July 27, 2022. The exchange transactions are expected to close on August 1, 2022, subject to the satisfaction of customary closing conditions.

The shares of Apellis’ common stock issuable in the exchanges have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

This press release does not constitute an offer to sell or a solicitation to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Apellis

Apellis Pharmaceuticals, Inc. is a global biopharmaceutical company that is committed to leveraging courageous science, creativity, and compassion to deliver life-changing therapies. Leaders in complement, we ushered in the first new class of complement medicine in 15 years with the approval of the first and only targeted C3 therapy. We are advancing this science to continually develop transformative medicines for people living with rare, retinal, and neurological diseases.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements in respect of the expected closing of the exchanges. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the conditions for the closing of the exchanges will be satisfied and other factors discussed in the “Risk Factors” section of Apellis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022 and the risks described in other filings that Apellis may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.